Exhibit No. 2.3

			AMENDMENT NO. 2 TO
	       PLAN OF TAX-FREE REORGANIZATION UNDER
		       SECTION 368(a)(1)(C)
		   OF THE INTERNAL REVENUE CODE
			   AND AGREEMENT

      This Amendment No. 2 ("Amendment"), dated July 18, 1996, amends the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement ("Agreement") made and entered into as of the 15th day of March, 1996, as amended by Amendment No. 1, dated June 14, 1996, by and among Shoney's, Inc., a Tennessee corporation, ("Shoney's"), TPI Restaurants Acquisition Corporation, a Tennessee corporation ("TPAC"), and TPI Enterprises, Inc., a New Jersey corporation ("Enterprises").

     WHEREAS, the parties mutually desire to change the period for determining the Average Closing Market Price, as that term is used in the Agreement;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Shoney's, TPAC and Enterprises agree as follows:

     1.   AMENDMENT  TO  ARTICLE  I.   The  definition of "AVERAGE  CLOSING
MARKET PRICE" appearing in ARTICLE I of the Agreement is hereby amended to read in its entirety as follows:

	  "AVERAGE CLOSING MARKET PRICE" means the average per share price of the last trade of Shoney's Common Stock on the NYSE as reported by The Wall Street Journal for the ten trading days ending on the third business day immediately preceding the date on which the meetings of shareholders of Enterprises and Shoney's are convened in accordance with Section 7.3 of this Agreement; provided, however, that, if there shall be any material alteration in the present system of reporting sales of Shoney's Common Stock, or if Shoney's Common Stock shall no longer be listed on the NYSE, the market value per share of the Shoney's Common Stock as of a particular date shall be determined in such a method as may be mutually agreeable to the parties.

     2. SCHEDULING SHAREHOLDERS' MEETINGS. Shoney's and Enterprises agree to coordinate the meetings of their respective shareholders to be held pursuant to Section 7.3 of the Agreement so that such meetings will be convened on the same date.

     3. REAFFIRMATION OF OTHER TERMS AND CONDITIONS. Except as modified by this Amendment, all other terms and conditions of the Agreement, as in effect prior to the execution of this Amendment, shall remain in full force and effect and the same are hereby reaffirmed and ratified as if fully set forth herein.

	IN WITNESS WHEREOF, Shoney's, Enterprises and TPAC have caused this Amendment No. 2 to the Agreement to be signed by their respective officers thereunto duly authorized, on this 18th day of July, 1996.

			      TPI ENTERPRISES, INC.


			      By:  /S/  J. GARY SHARP
				   J. Gary Sharp, President and CEO

			      SHONEY'S, INC.


			      By:  /S/  W. CRAIG BARBER
				   W. Craig Barber, Senior Executive Vice
				   President and Chief Financial Officer

			      TPI RESTAURANTS ACQUISITION CORP.


			      By:  /S/  W. CRAIG BARBER
				   W. Craig Barber, Vice President

			AMENDMENT NO. 3 TO
	       PLAN OF TAX-FREE REORGANIZATION UNDER
		       SECTION 368(a)(1)(C)
		   OF THE INTERNAL REVENUE CODE
			   AND AGREEMENT


	  This Amendment No. 3 ("Amendment"), dated August 21, 1996, amends the Plan of Tax-Free Reorganization under Section 368(a)(1)(C) of the Internal Revenue Code and Agreement dated March 15, 1996, as amended by Amendment No. 1 and Amendment No. 2 thereto (as heretofore amended, the
"Agreement"),  by  and  among  Shoney's,  Inc.,  a  Tennessee  corporation,
("Shoney's"), TPI Restaurants Acquisition Corporation, a Tennessee corporation ("TPAC"), and TPI Enterprises, Inc., a New Jersey corporation ("Enterprises").


	  Except as otherwise provided herein, capitalized terms used in this Amendment have the meanings ascribed to them in the Agreement.


	  WHEREAS, the parties mutually desire to extend the Termination Date, as that term is used in the Agreement, from August 30, 1996 to September 9, 1996;


	  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, Shoney's, TPAC and Enterprises agree as follows:


	  1.  AMENDMENT  TO  ARTICLE  I.   The  definition of "Termination
Date" appearing in ARTICLE I of the Agreement is hereby amended to read in its entirety as follows:

	    "TERMINATION DATE" means September 9, 1996.


	  2. CONSENT. Enterprises consents to the amendment of Shoney's Charter to increase to 200 million the number of authorized shares of Shoney's Common Stock, the amendment of Shoney's Stock Plan and the grant of performance based options covering as many as 2,650,000 shares of
Shoney's  Common  Stock,  as   contemplated  and  described  in  the  Proxy
Statement.


	  3.  REAFFIRMATION OF  OTHER  TERMS  AND  CONDITIONS.   Except as
modified by this Amendment, all other terms and conditions of the Agreement, as in effect prior to the execution of this Amendment, shall remain in full force and effect and the same are hereby reaffirmed and ratifed as if fully set forth herein.

	  IN WITNESS WHEREOF, Shoney's, Enterprises and TPAC have caused this Amendment No. 3 to the Agreement to be signed by their respective officers thereunto duly authorized, on this 21st day of August, 1996.

			 TPI ENTERPRISES, INC.


			 By:   /S/  J. GARY SHARP
			      J. Gary Sharp, President and CEO


			 SHONEY'S, INC.


			 By:  /S/  W. CRAIG BARBER
			      W. Craig Barber, Senior Executive Vice
			      President and Chief Financial Officer


			 TPI RESTAURANTS ACQUISITION CORP.


			 By:  /S/ W. CRAIG BARBER
			      W. Craig Barber, Vice President